Exhibit 10.3

JOINDER AGREEMENT

April 27, 2022

By executing this joinder, the undersigned hereby agrees, as of the date first set forth above, that the undersigned shall become a party to that certain Letter Agreement, dated March 3, 2021 (as may be amended or restated from time to time), by and among Atlantic Coastal Acquisition Corp. (the “Company”), Atlantic Coastal Acquisition Management LLC, and the executive officers and directors of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be signed as of the day and year first above written.

/s/ Jason Chryssicas
Jason Chryssicas

ACKNOWLEDGED AND AGREED:

ATLANTIC COASTAL ACQUISITION
CORP.

By:	/s/ Shahraab Ahmad
Name: Shahraab Ahmad
Title: Chief Executive Officer

[Signature Page to Joinder Agreement]